UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2022

The Music Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39985	85-3819449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9000 W. Sunset Blvd #1500 Hollywood, CA	90069
(Address of principal executive offices)	(Zip Code)

(747) 203-7219
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	TMAC.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	TMAC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

The information contained in Item 8.01 of this Current Report on Form 8-K with respect to the termination of certain material agreements is incorporated by reference in this Item 1.02.

Item 8.01 Other Events.

In connection with The Music Acquisition Corporation’s (the “Company”) initial public offering (the “IPO”), the Company filed a Form 8-K on February 5, 2021 announcing the entry into the following agreements, among others, forms of which were previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-252152) related to the IPO, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 15, 2021 (as amended, the “Registration Statement”):

●	A Warrant Agreement, dated February 2, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”);

●	A Letter Agreement, dated February 2, 2021, by and among the Company, its officers, its directors and the Company’s sponsor (the “Sponsor”), Music Acquisition Sponsor, LLC (the “Letter Agreement”); and

●	A Registration Rights Agreement, dated February 2, 2021, by and between the Company, its directors and the Sponsor (the “Registration Rights Agreement”).

The Company filed a Form 8-K on December 1, 2022 announcing, among other things, the voting results of the special meeting of stockholders (the “Special Meeting”) held on November 30, 2022. At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to change the date by which the Company must consummate its initial business combination to December 1, 2022 and approved an amendment to change the date on which the trustee must commence liquidation of the trust account. In connection with the full liquidation of the Company’s trust account, the Warrant Agreement, Letter Agreement and the Registration Rights Agreement terminated in accordance with their respective terms on December 2, 2022.

On December 5, 2022, the Company issued a press release to announce that its trust account established in connection with the Company’s IPO has been liquidated and that 22,367,351 of the Company’s outstanding shares of Class A common stock (“public shares”) were submitted to the Company’s transfer agent, Continental Stock Transfer & Trust Company, and were redeemed on December 1, 2022 at a price of approximately $10.05 per share. As of December 2, 2022, an additional 632,649 public shares were delivered to the Company’s transfer agent and were redeemed on December 2, 2022 at the same redemption price. Trading of the Company’s public shares on the New York Stock Exchange were suspended before market open on December 2, 2022. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s initial stockholders, officers and directors have waived their right to receive distributions with respect to their common stock issued in connection with the Company’s IPO.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated December 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MUSIC ACQUISITION CORPORATION

	By:	/s/ Neil Jacobson
Name: Neil Jacobson
Title: Chief Executive Officer

Date: December 5, 2022

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